Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Invest Green Acquisition Corporation

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, par value $0.0001, and one right to receive one tenth (1/10) of a Class A ordinary share	(1)	457(a)	17,250,000		$10.00		$172,500,000.00	0.0001531	$26,409.75
Fees to be Paid	Equity	Class A ordinary shares included as part of the Units	(2)	Other	17,250,000					0.0001531	0.00
Fees to be Paid	Equity	Share Rights included as part of the Units	(3)	Other	17,250,000					0.0001531	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying the Share Rights included as part of the Units	(4)	457(a)	1,725,000		10.00		17,250,000.00	0.0001531	2,640.97
Fees Previously Paid						$		$			$38,734.30

Total Offering Amounts:									$189,750,000.00		29,050.72
Total Fees Previously Paid:											38,734.30
Total Fee Offsets:											0.00
Net Fee Due:											$0.00

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Represents 17,250,000 units, including 15,000,000 units to be issued in the offering and up to 2,250,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of one Class A ordinary share and one right to receive one tenth (1/10) of a Class A ordinary share.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No fee pursuant to Rule 457(g).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No fee pursuant to Rule 457(g).

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.